INDEPENDENT AUDITOR'S CONSENT                    Exhibit 23.3





The Board of Directors
American International Petroleum Corporation:





    We hereby consent to the incorporation by reference in amendment No. 1 to the Registration Statement on Form S-8, and the accompanying Prospectus, of our report dated April 9, 1997, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/S/HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Houston, Texas
January 29, 1998